Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

November 21, 2019

FOR IMMEDIATE RELEASE

Energizer to Provide Update on Long-Term Strategy at Investor Day

•	The Company expects adjusted EBITDA and adjusted free cash flow to be greater than $700 million and greater than $400 million, respectively, in fiscal year 2022.

•	Proven operating platform, focused strategies, and experienced leadership to enhance the Company’s leadership position in Batteries and unlock significant value potential in Auto Care.

•	Balanced approach to capital allocation with a priority to reduce debt and support the business to drive growth in existing market categories.

ST. LOUIS, November 21, 2019 — Energizer Holdings, Inc. (NYSE: ENR) today will host its 2019 Investor Day beginning at 1 p.m. ET to present the Company’s strategies to continue to create shareholder value as a global diversified household products leader in Batteries, Lights and Auto Care and deliver its financial targets in fiscal year 2022.

“We are defining our path forward to achieve industry leadership as a diversified global household products company in the Batteries, Lights and Auto Care categories,” said Alan Hoskins, Chief Executive Officer. “Our proven operating platform, focused strategies and experienced leadership team enable us to be the partner of choice with customers and drive consumer preference for our leading brands. With an expanded brand portfolio and geographic reach, we are well positioned to create significant long-term value for our shareholders.”

Compelling Value Proposition

At the Investor Day event, Energizer’s leadership team will discuss the three foundational cornerstones for long-term growth and value creation:

•	A strong platform consisting of a powerful portfolio of brands, a global footprint with substantial scale, and proven operating expertise;

•	Focused, disciplined strategies of Leading with Innovation, Operating with Excellence and Driving Productivity; and,

•	An experienced leadership team with rich industry knowledge and deep category expertise.

Continued Strong Financial Performance

In today’s presentation, Energizer will update its three-year financial algorithm, which includes:

•	Global net sales growth ahead of the category.

•	Adjusted gross margin expansion of approximately 250 basis points.

•	Adjusted SG&A improvement of 40 to 140 basis points.

•	Synergies of over $100 million through the integration of the acquired battery and auto care businesses.

•	Adjusted EBITDA of greater than $700 million.

•	Adjusted free cash flow of greater than $400 million.

As a result, the Company expects to deliver annualized 15-20% shareholder return over the next three fiscal years through anticipated organic earnings per share growth, synergies, debt repayment and maintaining its attractive dividend.

Webcast Information

Today’s Investor Day will be webcast live today, November 21, 2019, at 1:00 p.m. Eastern Time at

https://www.webcaster4.com/Webcast/Page/1192/32048

For those unable to participate during the live webcast, a replay will be available on energizerholdings.com under the “Events and Presentations,” and “Past Events” tabs.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period. These non-GAAP financial measures exclude items that are not reflective of the Company’s on-going operating performance, such as acquisition and integration costs and related items, gain on sale of real estate, settlement loss on plan terminations, and the one-time impact of the new U.S. tax legislation. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations, acquisition activity as well as other company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items being adjusted.

The Company has not reconciled its adjusted EBITDA, adjusted free cash flow, adjusted gross margin and adjusted SG&A because acquisition and integration charges is not accessible on a forward-looking basis. Items that impact FY2022 adjusted EBITDA, adjusted free cash flow, adjusted gross margin and adjusted SG&A are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, a reconciliation to FY2022 adjusted EBITDA, adjusted free cash flow, adjusted gross margin and adjusted SG&A is not available without unreasonable effort.

Forward-Looking Statements

This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Market and economic conditions;

•	Market trends in the categories in which we compete;

•

our ability to integrate businesses, to realize the projected results of acquisitions of the acquired businesses, and to obtain expected cost savings, synergies and other anticipated benefits of the acquired businesses within the expected timeframe, or at all;

•	the impact of the acquired businesses on our business operations;

•	our ability to close the divestiture of the Europe-based Varta® consumer battery, chargers, portable power and portable lighting business which serves the Europe, the Middle East and Africa markets;

•	the success of new products and the ability to continually develop and market new products;

•	our ability to attract, retain and improve distribution with key customers;

•	our ability to continue planned advertising and other promotional spending;

•

our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	financial strength of disturbers and suppliers;

•	our ability to improve operations and realize cost savings;

•	the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union or any other similar referendums that may be held;

•	the impact of adverse or unexpected weather conditions;

•	uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark;

•	the impact of raw materials and other commodity costs;

•

the impact of legislative changes or regulatory determinations or changes by federal, state and local, and foreign authorities, including customs and tariff determinations, as well as the impact of potential changes to tax laws, policies and regulations;

•	costs and reputational damage associated with cyber-attacks or information security breaches or other events;

•	the impact of advertising and product liability claims and other litigation; and

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 19, 2019.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (“Energizer”, NYSE: ENR), headquartered in St. Louis, Missouri, is one of the world’s largest manufacturers and distributors of primary batteries, portable lights, and auto care appearance, performance, refrigerant, and fragrance products. Our portfolio of globally recognized brands includes Energizer®, Armor All®, Eveready®, Rayovac®, STP®, Varta®, A/C Pro®, Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL®, Eagle One®, Nu Finish®, Scratch Doctor®, and Tuff Stuff®. As a global branded consumer products company, Energizer’s mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

For further information:

Jacqueline Burwitz, Vice President, Investor Relations, (314) 985-2169, JacquelineE.Burwtiz@energizer.com